EXHIBIT 99.1

PFF BANCORP PROPOSES UP TO $460 MILLION

PRIVATE PLACEMENT OFFERING OF UNITS, CONSISTING OF CONVERTIBLE

SENIOR SECURED NOTES AND COMMON STOCK

RANCHO CUCAMONGA, CA, June 5 /PRNewswire-FirstCall/ — PFF Bancorp, Inc. (NYSE: PFB, the “Company”), the holding company for PFF Bank & Trust (the “Bank”), Diversified Builder Services, Inc. and Glencrest Investment Advisors, Inc., today announced that it intends to commence a private placement offering of Units, consisting of Convertible Senior Secured Notes due 2009 and shares of common stock of the Company. The aggregate gross proceeds to the Company from the offering are expected to be approximately up to $460 million. The proceeds are intended to be used to strengthen the Bank’s capital levels and provide for the retirement of the Company’s secured commercial bank loan with a current outstanding principal balance of $44.0 million and a maturity date of June 16, 2008.

Under the terms of the proposed private placement, the Company will be required to seek stockholder approval to amend the Company’s certificate of incorporation to increase the number of shares of common stock the Company is authorized to issue. The Company expects to hold a special meeting of stockholders for this purpose and to distribute a proxy statement to the Company’s stockholders in connection therewith. The Company encourages stockholders to read these materials carefully when they become available before making any decision with respect to the amendment.

The issuance of the Units is generally subject to approval by the Company’s stockholders pursuant to the rules of the New York Stock Exchange (the “NYSE”). However, the NYSE rules provide for an exception in certain circumstances. In accordance with NYSE rules, the Audit Committee of the Board of Directors has expressly approved the Company’s intended use of the exception. The Company expects to mail a notice to stockholders explaining the reliance on the exception for the issuance of the Units, and the common stock issuable upon conversion of the Notes, on or about June 5, 2008. If the private placement transaction is consummated, the closing of the transaction and the issuance of the Units will occur no earlier than the conclusion of the ten-day stockholder notice period required by the NYSE, which is expected to occur on or about June 16, 2008.

The Units, including the underlying Convertible Senior Secured Notes due 2009 and the Company’s common stock to be sold in the proposed private placement offering, will not at the time of issuance be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements.

Certain matters discussed in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market and statements regarding the Company’s strategic objectives. These forward-looking statements are based upon current management expectations and may therefore involve risks and uncertainties. The Company’s actual results or performance may differ materially from those suggested, expressed, or implied by forward-looking statements due to a wide range of factors including, but not limited to, the general business environment, the California real estate market, competitive conditions in the business and geographic areas in which the Company conducts its business, regulatory actions or changes, actions by lenders and customers, the possibility of a going concern explanatory paragraph in our independent registered public accountants’ opinion on the Company’s March 31, 2008 consolidated financial statements, the risk that a recapitalization or other capital-raising transaction, including the proposed private placement, is not successfully completed prior to the maturity of the secured loan agreement, and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended March 31, 2007. The Company disclaims any obligation to subsequently revise or update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Contact Kevin McCarthy, President and CEO or

Gregory C. Talbott, Senior Executive Vice President, COO/CFO,

PFF Bancorp, Inc.

9337 Milliken Avenue, Rancho Cucamonga, CA 91730

(909) 941-5400